Exhibit 10.2

AMENDMENT NO. 5

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of February 26, 2021 (this “Agreement”), is entered into by and between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (the “Company”), FARM CREDIT SERVICES OF AMERICA, FLCA, a federally-chartered instrumentality of the United States fee the United States (“PCA”, and together with FLCA, individually and collectively, the “Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“CoBank”), in its capacity as Cash Management Provider and Agent. Capitalized terms not defined herein shall have the meanings set forth in the Existing Credit Agreement.

BACKGROUND:

WHEREAS, the Company, FLCA and CoBank are parties to a Credit Agreement dated as of June 24, 2014, Amendment No. 1 to Credit Agreement dated as of February 11, 2015, Amendment No. 2 to Credit Agreement dated as of February 11, 2015, Amendment No. 3 to Credit Agreement dated as of January 25, 2016 and Amendment No. 4 to Credit Agreement dated as of November 8, 2019 (as the same may from time to time be amended, restated, modified or otherwise supplemented, collectively the “Existing Credit Agreement”), and the other Loan Documents;

WHEREAS, the Company has requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and

WHEREAS, Lender and CoBank are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1         Definitions.

1.1          Certain Definitions. The following terms when used in the Agreement shall have the following meanings:

“Agreement” is defined in the preamble to this Agreement.

“CoBank” is defined in the preamble to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Effective Date” is defined in Article 4.

“Existing Credit Agreement” is defined in the first recital to this Agreement.

“FLCA” is defined in the preamble to this Agreement.

“Lender” is defined in the preamble to this Agreement.

“PCA” is defined in the preamble to this Agreement.

“Revolving Credit Note” is defined in Section 2.2 of this Agreement.

“Second Amended and Restated Term Note” is defined in Section 2.1 of this Agreement.

1.2          Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE 2         Amendments.

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

2.1         Term Note.  The Term Note referenced in Section 2.1(a) of the Existing Credit Agreement, and attached to the Existing Credit Agreement as Exhibit A, has been amended and restated in its entirety and is in the form attached hereto as Exhibit A, the terms and provisions of which are incorporated into the Existing Credit Agreement by reference and made a part thereof (the “Second Amended and Restated Term Note”).

2.2          Revolving Credit Note.  The Revolving Credit Note referenced in Section 2.4 of this Agreement is in the form attached hereto as Exhibit B, the terms and provisions of which are incorporated into the Existing Credit Agreement by reference and made a part thereof as Exhibit D thereto (the “Revolving Credit Note”).

2.3          Amendment to Preamble of the Existing Credit Agreement.  The preamble of the Existing Credit Agreement is hereby amended by deleting the preamble in its entirety and substituting the following preamble in its place:

“THIS CREDIT AGREEMENT (as amended, restated, modified or supplemented from time to time, the “Agreement”) is dated as of June 24, 2014, and is entered into by and between SOUTHWEST IOWA RENEWABLE ENERGY, LLC, a limited liability company organized and existing under the laws of Iowa (“Company”), FARM CREDIT SERVICES OF AMERICA, FLCA, a federally-chartered instrumentality of the United States (“FLCA”), FARM CREDIT SERVICES OF AMERICA, PCA, a federally-chartered instrumentality of the United States (“PCA”, and together with FLCA, individually and collectively, the “Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“Cash Management Provider” or “Agent”).”

2.4          Amendment to Article 2 of the Existing Credit Agreement.  Article 2 of the Existing Credit Agreement is hereby amended by deleting Article 2 in its entirety and substituting the following Article 2 in its place:

“ARTICLE 2       The Credit Facilities.

 Subject to the terms and conditions of this Agreement and relying on the representations and warranties set forth herein, Lender hereby establishes in favor of the Company the credit facilities, loans, and other financial accommodations described below (collectively, the “Facilities”).  The Facilities shall be subject to and governed and secured by the terms and conditions contained in this Agreement, the Notes, and the other Loan Documents.  The terms of each Note shall set forth the amount and duration of each Facility, the interest thereon, the fees applicable thereto, and the purpose thereof, as well as any other terms and conditions Agent may elect to set forth therein, and the Company shall be subject thereto.

2.1          The Term Loan. Lender agrees to make a term loan to the Company in a principal amount not to exceed the Term Loan Amount set forth in the Term Note (the “Term Loan”) upon the request of the Company made in accordance with the terms of the Term Note and this Agreement; provided, however, that the Term Loan shall be made in a single advance on or before the Term Loan Availability Expiration Date.

(a)          The Term Note.  The Term Loan shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A hereto and otherwise in form and substance satisfactory to Agent, payable to the order of Lender (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, the “Term Note”).  The terms and provisions of the Term Note are incorporated herein by reference and made a part hereof.  In the event of irreconcilable inconsistency between the terms hereof and the terms of the Term Note, the terms of the Term Note shall control.

(b)         Payments.  All principal, interest and fees outstanding under the Term Loan shall be due and payable pursuant to the Term Note except to the extent otherwise provided for in this Agreement.

(c)           Readvancement.  The principal amount of $30,000,000 was originally advanced to the Company on June 24, 2014 under the Term Note dated as of June 24, 2014 by the Company to the order of the Lender in the original principal amount of $30,000,000.  The principal amount of $30,000,000 was re-advanced to the Company on or before December 15, 2019 under the First Amended and Restated Term Note dated as of November 8, 2019 by the Company to the order of the Lender in the original principal amount of $30,000,000.  No additional advances shall be permitted under this Facility.

2.2          The Revolving Term Loan. Lender hereby establishes in favor of the Company a revolving term credit facility as described below (the “Revolving Term Facility”).

(a)          Loans; Limitations.  Subject to the terms and conditions of this Agreement, the Revolving Term Note and the other Loan Documents, prior to the Revolving Term Facility Expiration Date, upon the request of the Company, Lender shall make loans to the Company under the Revolving Term Facility (each, a “Revolving Term Loan”); provided, that in no event shall Lender be obligated to make a Revolving Term Loan that, when added to the then-current Revolving Term Facility Usage, would exceed at any time the Revolving Term Commitment.  Within such limits and subject to the other terms and conditions of this Agreement and the other Loan Documents, the Company may borrow, repay, and reborrow under the Revolving Term Facility.

(b)          Revolving Term Note.  Amounts owed under the Revolving Term Facility shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B hereto and otherwise in form and substance satisfactory to Agent, payable to the order of Lender (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, the “Revolving Term Note”).  The terms and provisions of the Revolving Term Note are incorporated herein by reference and made a part hereof.  In the event of irreconcilable inconsistency between the terms hereof and the terms of the Revolving Term Note, the terms of the Revolving Term Note shall control.

(c)          Payment Dates.  All principal, interest and fees outstanding under the Revolving Term Facility shall be due and payable pursuant to the Revolving Term Note except to the extent otherwise provided for in this Agreement.

(d)          Protective Advances.  Lender is authorized by the Company (but shall have absolutely no obligation to), from time to time in Lender’s sole discretion, to make Revolving Term Loans to or on behalf of the Company that Lender and Agent deem necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Company pursuant to the terms of this Agreement, including payments of reimbursable expenses (including reasonable costs, fees, and expenses as described in Section 11.2) and other sums payable under the Loan Documents (any of such Revolving Term Loans are herein referred to as “Protective Advances”).  Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied.  The Protective Advances shall be secured by the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be LIBOR Index Rate Loans.

(e)          Cash Management Arrangements.  The Company and Cash Management Provider may enter into a CoBank Cash Management Agreement providing for the automatic advance by Cash Management Provider of Revolving Term Loans under the conditions set forth in such agreement, which conditions shall be in addition to the conditions set forth herein.

2.3          The Revolving Credit Loan.   Lender hereby establishes in favor of the Company a revolving credit facility as described below (the “Revolving Credit Facility”).

(a)          Loans; Limitations.  Subject to the terms and conditions of this Agreement, the Revolving Credit Note and the other Loan Documents, prior to the Revolving Credit Facility Expiration Date, upon the request of the Company, Lender shall make loans to the Company under the Revolving Credit Facility (each, a “Revolving Credit Loan”); provided, that in no event shall Lender be obligated to make a Revolving Credit Loan that, when added to the then-current Revolving Credit Facility Usage, would exceed at any time the Revolving Credit Commitment.  Within such limits and subject to the other terms and conditions of this Agreement and the other Loan Documents, the Company may borrow, repay, and reborrow under the Revolving Credit Facility.

(b)          Revolving Credit Note.  Amounts owed under the Revolving Credit Facility shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit D hereto and otherwise in form and substance satisfactory to Agent, payable to the order of Lender (as amended, restated, modified, supplemented, replaced, refinanced or renewed from time to time, the “Revolving Credit Note”).  The terms and provisions of the Revolving Credit Note are incorporated herein by reference and made a part hereof.  In the event of irreconcilable inconsistency between the terms hereof and the terms of the Revolving Credit Note, the terms of the Revolving Credit Note shall control.

(c)           Payment Dates.  All principal, interest and fees outstanding under the Revolving Credit Facility shall be due and payable pursuant to the Revolving Credit Note except to the extent otherwise provided for in this Agreement.

(d)          Protective Advances.  Lender is authorized by the Company (but shall have absolutely no obligation to), from time to time in Lender’s sole discretion, to make Revolving Credit Loans to or on behalf of the Company that Lender and Agent deem necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Company pursuant to the terms of this Agreement, including payments of reimbursable expenses (including reasonable costs, fees, and expenses as described in Section 11.2) and other sums payable under the Loan Documents (any of such Revolving Credit Loans are herein referred to as “Protective Advances”).  Protective Advances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied.  The Protective Advances shall be secured by the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be LIBOR Index Rate Loans.

(e)          Cash Management Arrangements.  The Company and Cash Management Provider may enter into a CoBank Cash Management Agreement providing for the automatic advance by Cash Management Provider of Revolving Credit Loans under the conditions set forth in such agreement, which conditions shall be in addition to the conditions set forth herein.

2.4          Availability and Payments Generally.

(a)           Availability.  Loans and advances will be made available by wire transfer of immediately available funds to such account or accounts as may be authorized or directed by the Company on forms supplied or approved by Agent.  Agent shall be entitled to rely on (and shall incur no liability to the Company in acting on) any request, delegation or direction furnished by the Company in accordance with the terms of this Agreement, any Note, a Delegation Form or any other Loan Document.

(b)          Payments Generally.  All payments and prepayments to be made in respect of the Obligations shall be payable prior to 3:00 p.m. (Mountain time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments or prepayments of Obligations shall be made (i) by wire transfer of immediately available funds to ABA No. 307088754 for advice to and credit of Agent for the account of Lender (or to such other account as Agent may direct by written notice) or (ii) by check or ACH transfer, to Agent for the account of Lender at its office located at 6340 S. Fiddler Green Circle, Greenwood Village, Colorado 80111 (or at such other place of payment designated by Agent to the Company) in U.S. dollars and in immediately available funds.  In the event that any payment on any Obligation is made by check by the Company, credit for payment by check shall be given as of the Business Day on which Agent receives the check at the address designated by Agent from time to time for delivery of payments by check.  All notices by the Company to Agent of payment or prepayment shall be irrevocable.  Agent’s statement of account, ledger, or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal, interest, and other Obligations owing under this Agreement, the Notes, and the other Loan Documents and shall be deemed an “account stated.”  Any payment received by Agent after 3:00 p.m. (Mountain time) shall be deemed received by Agent on the next succeeding Business Day.  All payments hereunder and under any Note, including all amounts designated as principal prepayments, shall be credited first to interest, costs, and lawful charges then accrued and the remainder to principal as provided herein or in any applicable Note or otherwise as Agent in its sole discretion may determine.

2.5          Interest Payment Dates. Interest on principal amounts subject to the Quoted Rate Option or LIBOR Index Option shall be: (a) calculated monthly in arrears as of the last day of each month and on the final maturity date of the Loans; and (b) due and payable monthly in arrears on the twentieth (20th) day of the following month (or on such other day in such month as Agent shall require in a written notice to the Company) and at maturity (whether at stated maturity, by acceleration or otherwise) and after maturity on demand, and on the date of any payment or prepayment of any principal amount on the amount paid.  Interest on Loans to which the LIBOR Option applies shall be due and payable in arrears on the last day of each Interest Period for such Loans and, in the case of Interest Periods of greater than three months, interest shall be paid on the date that is the three-month anniversary of the first day of such Interest Period and on the last day of such Interest Period, commencing on the first such date to occur after the date hereof, and at maturity (whether at stated maturity, by acceleration or otherwise), after maturity on demand, and on the date of any payment or prepayment of any such Loan on the amount paid.  Interest based on the Quoted Rate Option, LIBOR Option, or LIBOR Index Option will be calculated in each case on the basis of the actual number of days elapsed in a year of 360 days.

2.6          Interest After Default. To the extent permitted by Law and notwithstanding any other term or condition of this Agreement, any Note or any other Loan Document, upon the occurrence of an Event of Default and until the time such Event of Default shall have been cured or waived in writing by Agent on behalf of Lender: (a) each Loan outstanding hereunder shall bear interest at a rate per annum equal to the sum of (i) the rate of interest that would otherwise be applicable pursuant to each Note or this Agreement plus (ii) an additional 4.0% per annum; (b) all fees otherwise applicable pursuant to this Agreement, any Note or any other Loan Document shall be increased by an additional 4.0% per annum; (c) each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of (i) the rate of interest applicable under the LIBOR Index Option plus (ii) an additional 4.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and (d) the Company acknowledges that the increase in rates referred to in this paragraph reflects, among other things, the fact that the Loans outstanding and other Obligations have become a substantially greater risk given their default status and that Lender is entitled to additional compensation for such risk.  All such interest shall be payable by the Company upon demand by Agent.

2.7          Right to Prepay. The Company shall have the right at its option from time to time to prepay any of the Loans in whole or in part without premium or penalty, except as may be otherwise set forth in a Note and except as provided in Sections 3.1, 3.4 and 11.2.  Whenever the Company desires to prepay all or any part of the Loans, it shall provide a prepayment notice to Agent by 1:00 p.m. (Mountain time) at least three (3) Business Days prior to the date of prepayment of any Loans to which the LIBOR Option or the Quoted Rate Option applies and by 1:00 p.m. (Mountain time) on the same Business Day of prepayment of any Loans to which the LIBOR Index Option applies, setting forth in each case the following information: (a) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (b) a statement indicating the application of the prepayment between the various Facilities (if more than one hereunder); (c) a statement indicating the application of the prepayment among Loans to which the Quoted Rate Option applies, Loans to which the LIBOR Index Option applies and Loans to which the LIBOR Option applies; and (d) the principal amount of such prepayment, which shall be in the minimum principal amount of the lesser of (i) $100,000 for each Loan or (ii) the then outstanding amount of the Loan being prepaid.

Unless otherwise agreed to by Agent, all prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the LIBOR Index Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  If a Term Loan is included among the Facilities, all prepayments made under any Term Loan shall be applied (a) first, to the unpaid installments of principal thereunder scheduled to be paid within 365 days after such prepayment, in the order of scheduled maturities, and (b) second, to the unpaid installments of principal thereunder scheduled to be paid 366 days or more after such prepayment, in the inverse order of scheduled maturities.  Except as otherwise provided in this Agreement or a Note, if the Company prepays a Loan but fails to specify the applicable Loan which the Company is prepaying, the prepayment shall be applied (i) first to Loans made under the Revolving Credit Facility, second to the Revolving Term Facility, and third to the Term Loan; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the LIBOR Index Option applies, then to Loans to which the LIBOR Option applies and then to Loans to which the Quoted Rate Option applies.  Any prepayment of a Loan under the LIBOR Option or the Quoted Rate Option shall be subject to the Company’s obligation to indemnify Lender for break funding damages and costs to the extent provided in Section 3.4.

2.8          Failure to Select Interest Rate Options. If the Company fails to select a new Interest Period to apply to any Loans under the LIBOR Option under any Note at the expiration of an existing Interest Period applicable to such Loan in accordance with the provisions of such Note, the Company shall be deemed to have converted each such Loan to the LIBOR Index Option under such Note, commencing upon the last day of the existing Interest Period.

2.9          Fees. The Company shall pay Agent: (a) an administrative fee of $12,500 on each July 1; (b) the Unused Commitment Fees in accordance with the terms of the Revolving Term Note and Revolving Credit Note; and (c) the fees set forth in that certain fee letter dated February 22, 2021 by Agent to the Company.  Any such fees shall be fully earned when paid and shall not be refundable for any reason.”

2.5         Amendment to Section 3.3 of the Existing Credit Agreement.  Section 3.3 of the Existing Credit Agreement is hereby amended by deleting Section 3.3 in its entirety and substituting the following Section 3.3 in its place:

“3.3         LIBOR Rate and LIBOR Index Rate Unascertainable; Illegality; Etc.

(a)           Unascertainable.  If, on any date on which a LIBOR Rate or LIBOR Index Rate would otherwise be determined, Agent shall have determined that:

(i)	adequate and reasonable means do not exist for ascertaining such LIBOR Rate or LIBOR Index Rate, or

(ii)	a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate or LIBOR Index Rate,

then in either case Lender shall have the rights specified in Section 3.3(c).

(b)          Illegality.  If at any time Agent shall have determined that the making, maintenance or funding of any Loan to which the LIBOR Option or LIBOR Index Option applies has been made impracticable or unlawful by compliance by Agent in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then Agent shall have the rights specified in Section 3.3(c).

(c)           Lender and Agent’s Rights.  In the case of an event specified in Section 3.3(a) or 3.3(b), Agent shall so notify the Company thereof, and in the case of an event specified in Section 3.3(b), such notice shall describe the specific circumstances of such event.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of Lender to allow the Company to select, convert to or renew a LIBOR Option or LIBOR Index Option shall be suspended until Agent shall have later notified the Company of Agent’s determination that the circumstances giving rise to such previous determination no longer exist.  If at any time Agent makes a determination under Section 3.3(a) and the Company has previously notified Agent of its selection of, conversion to or renewal of a LIBOR Option or LIBOR Index Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Effective Prime Rate with respect to such Loans.  If Agent notifies the Company of a determination under Section 3.3(b), the Company shall, subject to the Company’s indemnification Obligations under Section 3.4, as to any Loan of the Company to which a LIBOR Option or LIBOR Index Option applies, as applicable, on the date specified in such notice either convert such Loan to the Effective Prime Rate with respect to such Loan or prepay such Loan in accordance with Section 2.6.  Absent due notice from the Company of conversion or prepayment, the interest rate on such Loan shall automatically be converted to the Effective Prime Rate with respect to such Loan upon such specified date.”

2.6          Amendment to Article 3 of the Existing Credit Agreement.  Article 3 of the Existing Credit Agreement is hereby amended by adding the following Section 3.5 in chronological order:

“3.5         Benchmark Replacement Setting.

(a)          Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document (and any Interest Rate Hedge or other interest rate agreement shall be deemed not to be a “Loan Document” for purposes of this Section titled “Benchmark Replacement Setting”), if a Benchmark Transition Event, an Early Opt-in Election, or a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.

(b)          Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Company or any other Person.

(c)          Notices; Standards for Decisions and Determinations.  Agent will promptly notify the Company of (i) any occurrence of a Benchmark Transition Event, Early Opt-in Election or Term SOFR Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by Agent pursuant to this Section titled “Benchmark Replacement Setting,” will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Company or any other Person.

(d)           Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time, (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then Agent may modify the definition of “Interest Period” or similar term for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Agent may modify the definition of “Interest Period” or similar term for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period.  Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any conversion or continuation notice requesting the conversion or continuation of any portion of any Loan at the then-current Benchmark shall be ineffective, and on the proposed date of such conversion or continuation the applicable portion of the Loan shall be converted or continued, as applicable, as a portion of the Loan at the Quoted Rate  and (ii) if any pending request for an advance under the Loan requests an advance at the then-current Benchmark, such advance shall be made as an advance at the Quoted Rate.

(f)           Rate Disclaimer.  Agent does not warrant or accept responsibility for, each of the parties hereto hereby acknowledge and agree (for the benefit of Agent) that Agent shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to USD LIBOR, Term SOFR, Daily Simple SOFR, or any other SOFR-based rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any other Benchmark, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

(g)           Certain Defined Terms.  As used in this Section titled “Benchmark Replacement Setting”:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark that is or may be used for determining the length of an Interest Period or similar term pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” or similar term pursuant to clause (d) of this Section titled “Benchmark Replacement Setting.”

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, Early Opt-in Election, or Term SOFR Transition Event and its related Benchmark Replacement Date have occurred, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of this Section titled “Benchmark Replacement Setting.”

“Benchmark Replacement” means,

(A) with respect to any Benchmark Transition Event, for any Available Tenor, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)
the sum of: (a) the alternate benchmark rate that has been selected by Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion.  If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; or

(B) with respect to any Term SOFR Transition Event, upon delivery of a Term SOFR Notice and the occurrence of the applicable Benchmark Replacement Date, the sum of (1) Term SOFR and (2) the related Benchmark Replacement Adjustment as set forth in clause (A)(1) of this definition.  If the Benchmark Replacement as determined pursuant to this clause (B) would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Agent:

(a)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b)
the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)
for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment that has been selected by Agent for the applicable Corresponding Tenor;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Quoted Rate,” the definition of “Business Day” and “U.S. Banking Day,” the definition of “Interest Period” and similar terms, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)
in the case of an Early Opt-in Election, the first (1st) (or such later date as Agent may specify in such notice) Business Day after the date notice of such Early Opt-in Election is provided to the Company; or

(4)
in the case of a Term SOFR Transition Event, the date that is 30 days (or such later date as Agent may specify in the Term SOFR Notice) after the date the Term SOFR Notice is provided by Agent to the Company.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled “Benchmark Replacement Setting.”

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of the election by Agent to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Company.

“Floor” means the benchmark rate floor, if any, provided in this Agreement immediately prior to the Benchmark Replacement Date with respect to USD LIBOR or the then-current Benchmark; provided that, if no such benchmark rate floor is provided in this Agreement, the “Floor” shall be zero.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by Agent in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by Agent to the Company of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for Agent, and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Section titled “Benchmark Replacement Setting” that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars, including the LIBOR Index Rate and the LIBOR Rate.”

2.7          Amendment to Section A of Annex A of the Existing Credit Agreement.  Section A of Annex A of the Existing Credit Agreement is hereby amended by adding the following defined terms in alphabetical order:

“FLCA” is defined in the preamble to this Agreement.

“PCA” is defined in the preamble to this Agreement.

“Revolving Credit Commitment” shall have the meaning set forth in the Revolving Credit Note.

“Revolving Credit Facility” is defined in Section 2.3.

“Revolving Credit Facility Expiration Date” shall have the meaning set forth in the Revolving Credit Note.

“Revolving Credit Facility Usage” means, as of the date of determination, the aggregate principal amount of all outstanding Revolving Credit Loans.

“Revolving Credit Loan” is defined in Section 2.3(a).

“Revolving Credit Note” is defined in Section 2.3(b).

“Unused Commitment Fees” means the Unused Commitment Fee (as such term is defined in the Revolving Term Note and Revolving Credit Note).

2.8          Amendment to Section A of Annex A of the Existing Credit Agreement.  Section A of Annex A of the Existing Credit Agreement is hereby amended by deleting the following defined terms and substituting the following defined terms in their place:

“Interest Period” means the period of time selected by the Company in connection with (and to apply to) any election, permitted under any Note, by the Company to have Loans bear interest under the LIBOR Option.  Such period shall be one, three, six or twelve months as selected from time to time by the Company pursuant to a Loan Request.  Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the proposed Business Day of borrowing if the Company is requesting to borrow the Loan, or (ii) the date of renewal of or conversion to the LIBOR Option if the Company is renewing or converting to the LIBOR Option with respect to an outstanding Loan.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Company shall not select, convert to, or renew an Interest Period for any Loan that would end after the expiration or maturity date of the relevant Facility or require that the balance subject to the LIBOR Option be repaid prior to the last day of the Interest Period in order to pay any installment of principal, and (C) the Company may not select any Interest Period for a Loan under any Facility if, after giving effect to such selection, the aggregate principal amount of all Loans thereunder, having Interest Periods ending after any date on which an installment on a Loan or portion of a commitment under such Facility is scheduled to be repaid or reduced, would exceed the aggregate principal amount of the Facility scheduled or permitted to be outstanding after giving effect to such repayment or reduction.  Each Interest Period for a Loan occurring after the initial Interest Period therefor shall commence on the day on which the immediately preceding Interest Period expires.

“Change of Control” means each and every issuance, sale, transfer or other disposition, directly or indirectly, of Voting Stock of or in (a) the Company which, after giving effect thereto, results in any Person owning, directly or indirectly, more than 50% of the Voting Stock of or in the Company, or (b) the Company which, after giving effect thereto, (i) results in the Company no longer being an entity eligible to borrow from Lender, or (ii) becoming ineligible to borrow from Lender at the amounts set forth in the Term Note, Revolving Term Note or Revolving Credit Note.

“Protective Advance” is defined in Sections 2.2(d) and 2.3(d).

2.9          Amendment to Section A of Annex A of the Existing Credit Agreement.  Section A of Annex A of the Existing Credit Agreement is hereby amended by deleting the defined terms “LIBOR Replacement Rate” and “LIBOR Scheduled Unavailability Date” in their entirety.

2.10      Joinder of PCA.  PCA hereby (a) acknowledges that it has received and reviewed a complete copy of the Existing Credit Agreement and (b) agrees that upon execution of this Agreement, PCA shall become a “Lender” under the Existing Credit Agreement and shall join in, be fully bound by and be subject to all of the terms and conditions of the Existing Credit Agreement as though PCA was an original “Lender” under the Existing Credit Agreement.

ARTICLE 3         Representations and Warranties.

In order to induce Lender and CoBank to make the amendments provided for in Article 2, the Company hereby (a) represents and warrants that (i) each of the representations and warranties of the Company contained in the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, except that such representations and warranties (A) that relate solely to an earlier date shall be true and correct in all material respects as of such earlier date and (B) shall be true and correct in all respects to the extent they are qualified by a materiality standard and (ii) no Default or Event of Default has occurred and is continuing; and (b) agrees that the incorrectness in any respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, the Company hereby (x) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to Lender and CoBank in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all Collateral in favor of Lender and CoBank continues unimpaired and in full force and effect, and (y) waives all defense, claims, counterclaims, rights of recoupment or set-off against any of its obligations.

ARTICLE 4         Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when the following conditions have been satisfied:

4.1          Representations and Warranties. The representations and warranties made by the Company pursuant to Article 3 as of the Effective Date shall be true and correct.

4.2          Notes.  CoBank shall have received a duly executed Second Amended and Restated Term Note and Revolving Credit Note.

4.3          Legal Opinion.  A written opinion of counsel for the Company, dated no later than the Effective Date, in form and substance and from counsel reasonably satisfactory to Agent.

4.4          Other Requests. CoBank shall have received such other certificates, instruments, documents, agreements, information and reports as may be requested by CoBank, in form and substance satisfactory to CoBank.

4.5          Payment of Fees and Expenses.  The Company shall have paid all fees and expenses of CoBank and the Lending Parties, if any, payable on or before the Effective Date as required by this Agreement or any other Loan Document, including the fees described in the fee letter executed between the Company and CoBank in connection with this Agreement.

ARTICLE 5         Miscellaneous.

5.1        Loan Document Pursuant to Existing Credit Agreement. This Agreement is a Loan Document executed pursuant to the Existing Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

5.2          Limitation of Amendments. The amendments set forth in Article 2 shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Company which would require the consent of CoBank under the Existing Credit Agreement or any other Loan Document.

5.3       Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by CoBank and when CoBank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be as effective as delivery of a manually executed counterpart of this Agreement.

5.4        Incorporation of Existing Credit Agreement Provisions. The provisions of Article 11 of the Existing Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Pages Follow]

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	General Manager, President and CEO

Notice Address for the Company:

Southwest Iowa Renewable Energy, LLC
10868 189th Street
Council Bluffs, Iowa 51503
Attention:	Brett Frevert
Fax No.:	(712) 366-0394
Email Address:	Brett.Frevert@sireethanol.com

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, FLCA

By:	/s/ Justin J. Morris
Name:	Justin J. Morris
Title:	Vice President

Notice Address for the Company:

Farm Credit Services of America, FLCA
5015 S. 118th Street
Omaha, Nebraska 68137
Attention:	Agribusiness Finance
Fax No.:	(402) 661-3669
Email Address:	frahmk@fcsamerica.com

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

FARM CREDIT SERVICES OF AMERICA, PCA

By:	/s/ Justin J. Morris
Name:	Justin J. Morris
Title:	Vice President

Notice Address for the Company:

Farm Credit Services of America, PCA
5015 S. 118th Street
Omaha, Nebraska 68137
Attention:	Agribusiness Finance
Fax No.:	(402) 661-3669
Email Address:	frahmk@fcsamerica.com

[SIGNATURE PAGE TO CREDIT AGREEMENT AMENDMENT]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

CASH MANAGEMENT PROVIDER AND AGENT:

COBANK, ACB

By:	/s/ Tom D. Houser
Name:	Tom D. Houser
Title:	Vice President

Notice Address for CoBank:

6340 S. Fiddlers Green Circle
Greenwood Village, Colorado 80111
Attention:	Credit Information Services
Fax No.:	(303) 224-6101
Email Address:	CIServices@CoBank.com

[GUARANTOR’S CONSENT PAGE TO CREDIT AGREEMENT AMENDMENT]

GUARANTOR’S CONSENT

The undersigned SIRE DISC, INC., an Iowa corporation (the “Guarantor”), hereby (a) consents to this Agreement and the transactions contemplated hereby, (b) reaffirms its obligations under that certain Continuing Guarantee dated February 11, 2015 by Guarantor in favor of CoBank, for the benefit of the Lending Parties (the “Continuing Guarantee”), including, without limitation, the unconditional guarantee to CoBank, for the benefit of the Lending Parties, of the full and prompt payment of the Indebtedness (as defined in the Continuing Guarantee), whether now existing or hereafter arising, and (c) represents and warrants that (i) the Continuing Guarantee continues to constitute the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, (ii) there exists no Event of Default or Default and (iii) there are no, and shall not be any, defenses to or counterclaims or rights of set-off against any of CoBank’s or the Lending Parties’ rights under the Continuing Guarantee.

SIRE DISC, INC.

By:	/s/ Michael D. Jerke
Name:	Michael D. Jerke
Title:	Chairman of the Board

EXHIBIT A

Form of Second Amended and Restated Term Note

[see attached]

EXHIBIT B

Form of Revolving Credit Note

[see attached]